Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105414, No. 333-111270, No. 333-161881, No. 333-165661, No. 333-173542, and No. 333-179170) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060, No. 333-111275 , No. 333-121375, No. 333-139064, No. 333-148458, No. 333-164846, No. 333-173544, and No. 333-178025) of Overland Storage, Inc. of our report dated September 13, 2012 relating to the consolidated financial statements, which appears in this Form 10–K.
/s/ Moss Adams LLP
San Diego, California
September 13, 2012